EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated April 23, 2009, with respect to the statement of condition including the related portfolio of Van Kampen BlackRock Corporate Opportunity Trust, Series 2 (included in Van Kampen Unit Trusts, Taxable Income Series 168) as of April 23, 2009, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-155951) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
April 23, 2009